As filed with the Securities and Exchange Commission on September 1, 2017

Registration No. 333-215975

Registration No. 333-209582

Registration No. 333-209581

Registration No. 333-207634

Registration No. 333-181356

Registration No. 333-165028

Registration No. 333-162910

Registration No. 333-162909

Registration No. 333-145015

Registration No. 333-122932

Registration No. 333-115185

Registration No. 333-105080

Registration No. 333-103518

Registration No. 333-67414

Registration No. 333-43730

Registration No. 333-49183

Registration No. 333-27381

Registration No. 333-27379

Registration No. 333-01795

Registration No. 33-58223

Registration No. 33-58205

Registration No. 33-52841

Registration No. 33-51453

Registration No. 33-56138

Registration No. 33-44324

Registration No. 33-44323

Registration No. 33-38294

Registration No. 33-38293

Registration No. 33-32710

Registration No. 33-32709

Registration No. 33-26243

Registration No. 33-26242

Registration No. 33-21748

Registration No. 33-19105

Registration No. 33-19104

Registration No. 33-16092

Registration No. 33-11334

Registration No. 33-02501

Registration No. 2-95521

Registration No. 2-94123

Registration No. 2-85505

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-215975

FORM S-8 REGISTRATION STATEMENT NO. 333-209582

FORM S-8 REGISTRATION STATEMENT NO. 333-209581

FORM S-8 REGISTRATION STATEMENT NO. 333-207634

FORM S-8 REGISTRATION STATEMENT NO. 333-181356

FORM S-8 REGISTRATION STATEMENT NO. 333-165028

FORM S-8 REGISTRATION STATEMENT NO. 333-162910

FORM S-8 REGISTRATION STATEMENT NO. 333-162909

FORM S-8 REGISTRATION STATEMENT NO. 333-145015

FORM S-8 REGISTRATION STATEMENT NO. 333-122932

FORM S-8 REGISTRATION STATEMENT NO. 333-115185

FORM S-8 REGISTRATION STATEMENT NO. 333-105080

FORM S-8 REGISTRATION STATEMENT NO. 333-103518

FORM S-8 REGISTRATION STATEMENT NO. 333-67414

FORM S-8 REGISTRATION STATEMENT NO. 333-43730

FORM S-8 REGISTRATION STATEMENT NO. 333-49183

FORM S-8 REGISTRATION STATEMENT NO. 333-27381

FORM S-8 REGISTRATION STATEMENT NO. 333-27379

FORM S-8 REGISTRATION STATEMENT NO. 333-01795

FORM S-8 REGISTRATION STATEMENT NO. 33-58223

FORM S-8 REGISTRATION STATEMENT NO. 33-58205

FORM S-8 REGISTRATION STATEMENT NO. 33-52841

FORM S-8 REGISTRATION STATEMENT NO. 33-51453

FORM S-8 REGISTRATION STATEMENT NO. 33-56138

FORM S-8 REGISTRATION STATEMENT NO. 33-44324

FORM S-8 REGISTRATION STATEMENT NO. 33-44323

FORM S-8 REGISTRATION STATEMENT NO. 33-38294

FORM S-8 REGISTRATION STATEMENT NO. 33-38293

FORM S-8 REGISTRATION STATEMENT NO. 33-32710

FORM S-8 REGISTRATION STATEMENT NO. 33-32709

FORM S-8 REGISTRATION STATEMENT NO. 33-26243

FORM S-8 REGISTRATION STATEMENT NO. 33-26242

FORM S-8 REGISTRATION STATEMENT NO. 33-21748

FORM S-8 REGISTRATION STATEMENT NO. 33-19105

FORM S-8 REGISTRATION STATEMENT NO. 33-19104

FORM S-8 REGISTRATION STATEMENT NO. 33-16092

FORM S-8 REGISTRATION STATEMENT NO. 33-11334

FORM S-8 REGISTRATION STATEMENT NO. 33-02501

FORM S-8 REGISTRATION STATEMENT NO. 2-95521

FORM S-8 REGISTRATION STATEMENT NO. 2-94123

FORM S-8 REGISTRATION STATEMENT NO. 2-85505

UNDER

THE SECURITIES ACT OF 1933

THE DOW CHEMICAL COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	38-1285128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2030 Dow Center

Midland, Michigan 48674

(989) 636-1000

(Address and Telephone Number, including Area Code, of Principal Executive Offices)

The Dow Chemical Company 2012 Employee Stock Purchase Plan

The Dow Chemical Company Employees’ Savings Plan

The Dow Chemical Company 2012 Stock Incentive Plan

The Dow Chemical Company 2003-2013 Employees’ Stock Purchase Plan

The Dow Chemical Company 1988 Award and Option Plan

Mycogen Corporation Deferred Savings Plan

The Dow Chemical Company 2003 Non-Employee Directors’ Stock Incentive Plan

The 1998 Non-Employee Directors’ Stock Incentive Plan

The Dow Chemical Company Centennial Deferred Stock Plan

The Dow Chemical Company 1995-96 Employees’ Stock Purchase Plan

The Dow Chemical Company 1994 Non-Employee Directors’ Stock Plan

1994 Executive Performance Plan

The Dow Chemical Company Salaried Employees’ Savings Plan

Dow Hourly Employees’ Savings Plan

Dowell Schlumberger Incorporated Savings Plan

(Full Titles of the Plans)

Charles J. Kalil

Executive Vice President and General Counsel

THE DOW CHEMICAL COMPANY

2030 Dow Center

Midland, Michigan 48674

(989) 636-1000

(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Michael J. Aiello

Sachin Kohli

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SHARES

The Dow Chemical Company, a Delaware corporation (the “Registrant”), is filing with the Securities and Exchange Commission (the “SEC”) these post-effective amendments (the “Post-Effective Amendments”) to deregister the shares of common stock, par value $2.50 per share, of the Registrant (the “Common Stock”) previously registered under the following Registration Statements on Form S-8 (the “Registration Statements”), together with any and all plan interests and other securities registered thereunder:

•	Registration Statement No. 333-215975, originally filed with the SEC on February 9, 2017 relating to The Dow Chemical Company 2012 Employee Stock Purchase Plan;

•	Registration Statement No. 333-209582, originally filed with the SEC on February 18, 2016 relating to The Dow Chemical Company Employees’ Savings Plan;

•	Registration Statement No. 333-209581, originally filed with the SEC on February 18, 2016 relating to The Dow Chemical Company 2012 Stock Incentive Plan;

•	Registration Statement No. 333-207634, originally filed with the SEC on October 28, 2015 relating to The Dow Chemical Company 2012 Employee Stock Purchase Plan;

•	Registration Statement No. 333-181356, originally filed with the SEC on May 11, 2012 relating to The Dow Chemical Company 2012 Stock Incentive Plan;

•	Registration Statement No. 333-165028, originally filed with the SEC on February 22, 2010 relating to The Dow Chemical Company 2003-2013 Employees’ Stock Purchase Plan;

•	Registration Statement No. 333-162910, originally filed with the SEC on November 5, 2009 relating to The Dow Chemical Company 1998 Award and Option Plan;

•	Registration Statement No. 333-162909, originally filed with the SEC on November 5, 2009 relating to The Dow Chemical Company 2003-2013 Employees’ Stock Purchase Plan;

•	Registration Statement No. 333-145015, originally filed with the SEC on August 1, 2007 relating to The Dow Chemical Company 1988 Award and Option Plan;

•	Registration Statement No. 333-122932, originally filed with the SEC on February 22, 2005 relating to The Dow Chemical Company 1988 Award and Option Plan;

•	Registration Statement No. 333-115185, originally filed with the SEC on May 5, 2004 relating to the Mycogen Corporation Deferred Savings Plan;

•	Registration Statement No. 333-105080, originally filed with the SEC on May 8, 2003 relating to The Dow Chemical Company 2003 Non-Employee Directors’ Stock Incentive Plan;

•	Registration Statement No. 333-103518, originally filed with the SEC on February 28, 2003 relating to The Dow Chemical Company 1988 Award and Option Plan;

•	Registration Statement No. 333-67414, originally filed with the SEC on August 13, 2001 relating to The Dow Chemical Company Employees’ Savings Plan;

•	Registration Statement No. 333-43730, originally filed with the SEC on August 14, 2000 relating to The Dow Chemical Company 1988 Award and Option Plan;

•	Registration Statement No. 333-49183, originally filed with the SEC on April 2, 1998 relating to The 1998 Non-Employee Directors’ Stock Incentive Plan;

•	Registration Statement No. 333-27381, originally filed with the SEC on May 19, 1997 relating to The Dow Chemical Company 1988 Award and Option Plan;

•	Registration Statement No. 333-27379, originally filed with the SEC on May 19, 1997 relating to The Dow Chemical Company Centennial Deferred Stock Plan;

•	Registration Statement No. 333-01795, originally filed with the SEC on March 19, 1996 relating to The Dow Chemical Company 1995-96 Employees’ Stock Purchase Plan;

•	Registration Statement No. 33-58223, originally filed with the SEC on March 24, 1995 relating to The Dow Chemical Company 1995-96 Employees’ Stock Purchase Plan;

•	Registration Statement No. 33-58205, originally filed with the SEC on March 24, 1995 relating to The Dow Chemical Company 1994 Non-Employee Directors’ Stock Plan;

•	Registration Statement No. 33-52841, originally filed with the SEC on March 28, 1994 relating to the 1994 Executive Performance Plan;

•	Registration Statement No. 33-51453, originally filed with the SEC on December 15, 1993;

•	Registration Statement No. 33-56138, originally filed with the SEC on December 22, 1992 relating to The Dow Chemical Company Salaried Employees’ Savings Plan;

•	Registration Statement No. 33-44324, originally filed with the SEC on December 11, 1991 relating to the Dow Hourly Employees’ Savings Plan;

•	Registration Statement No. 33-44323, originally filed with the SEC on December 11, 1991 relating to The Dow Chemical Company Salaried Employees’ Savings Plan;

•	Registration Statement No. 33-38294, originally filed with the SEC on December 18, 1990 relating to the Dow Hourly Employees’ Savings Plan;

•	Registration Statement No. 33-38293, originally filed with the SEC on December 18, 1990 relating to The Dow Chemical Company Salaried Employees’ Savings Plan;

•	Registration Statement No. 33-32710, originally filed with the SEC on December 27, 1989 relating to The Dow Chemical Company Salaried Employees’ Savings Plan;

•	Registration Statement No. 33-32709, originally filed with the SEC on December 27, 1989 relating to the Dow Hourly Employees’ Savings Plan;

•	Registration Statement No. 33-26243, originally filed with the SEC on December 20, 1988 relating to The Dow Chemical Company Salaried Employees’ Savings Plan;

•	Registration Statement No. 33-26242, originally filed with the SEC on December 20, 1988 relating to the Dow Hourly Employees’ Savings Plan;

•	Registration Statement No. 33-21748, originally filed with the SEC on May 16, 1988 relating to The Dow Chemical Company 1988 Award and Option Plan;

•	Registration Statement No. 33-19105, originally filed with the SEC on December 17, 1997 relating to The Dow Chemical Company Salaried Employees’ Savings Plan;

•	Registration Statement No. 33-19104, originally filed with the SEC on December 17, 1987 relating to the Dow Hourly Employees’ Savings Plan;

•	Registration Statement No. 33-16092, originally filed with the SEC on August 5, 1987 relating to the Dow Hourly Employees’ Savings Plan;

•	Registration Statement No. 33-11334, originally filed with the SEC on January 14, 1987;

•	Registration Statement No. 33-02501, originally filed with the SEC on December 31, 1985;

•	Registration Statement No. 2-95521, originally filed with the SEC on February 5, 1985 relating to The Dow Chemical Company Salaried Employees’ Savings Plan;

•	Registration Statement No. 2-94123, originally filed with the SEC on November 2, 1984 relating to the Dowell Schlumberger Incorporated Savings Plan; and

•	Registration Statement No. 2-85505, originally filed with the SEC on July 29, 1983 relating to The Dow Chemical Company Salaried Employees’ Savings Plan.

On August 31, 2017, pursuant to the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017 (the “Merger Agreement”), by and among the Registrant, E. I. du Pont de Nemours and Company (“DuPont”), DowDuPont Inc. (f/k/a Diamond-Orion Holdco, Inc.) (“DowDuPont”), Diamond Merger Sub, Inc. (“Diamond Merger Sub”) and Orion Merger Sub, Inc., (“Orion Merger Sub”), (i) Diamond Merger Sub was merged with and into the Registrant, with the Registrant surviving the merger as a wholly owned subsidiary of DowDuPont (the “Diamond Merger”) and (ii) Orion Merger Sub was merged with and into the DuPont, with the DuPont surviving the merger as a subsidiary of DowDuPont (the “Orion Merger” and together with the Diamond Merger, the “Mergers”). Following the consummation of the Mergers, each of the Registrant and DuPont became subsidiaries of DowDuPont.

At the effective time of the Mergers, pursuant to and on the terms and conditions set forth in the Merger Agreement, DowDuPont assumed the following plans under which the Registrant offered securities: (i) The Dow Chemical Company Employees’ Savings Plan, (ii) The Dow Chemical Company 1988 Award and Option Plan, and (iii) The Dow Chemical Company Amended and Restated 2012 Stock Incentive Plan (each, an “Assumed Plan” and collectively the “Assumed Plans) as well as all outstanding awards granted thereunder, and each reference in each Assumed Plan and such awards to the Registrant became a reference to DowDuPont and each reference to the Common Stock became a reference to the common stock, par value $0.01 per share, of DowDuPont.

As a result of the Mergers, the Registrant has terminated all offerings and sales pursuant to the Registration Statements and hereby terminates the effectiveness of the Registration Statements and removes and withdraws from registration all securities of the Registrant registered but remaining unsold or unissued under the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, MI, on this 1st day of September, 2017.

THE DOW CHEMICAL COMPANY

By:	/s/ RONALD C. EDMONDS
Ronald C. Edmonds
Vice President and Controller

Note: No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933, as amended.